UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2013

American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, MA	01434
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 842-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Timothy D. Poor. As described in American Superconductor Corporation’s (the “Company”) Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2012 (the “November 2012 8-K”), the employment of Timothy D. Poor, Executive Vice President, Windtec Solutions, of the Company, was terminated without “cause,” effective as of December 31, 2012 (the “Termination Date”).

In connection with Mr. Poor’s termination of employment with the Company, the Company and Mr. Poor entered into a Severance Agreement on February 14, 2013 (the “New Poor Agreement”), which, if not revoked by Mr. Poor prior to February 22, 2013, will supersede the Amended and Restated Executive Severance Agreement by and between the parties dated as of December 23, 2008 (the “Previous Poor Agreement”) and which was described in the November 2012 8-K. The Previous Poor Agreement was filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q filed February 5, 2009, and is incorporated herein by reference.

The New Poor Agreement includes additional contractual protections for the Company in exchange for additional consideration to be paid to Mr. Poor. Specifically, the compensatory elements of the New Poor Agreement, which will be paid to Mr. Poor if he has not revoked the New Poor Agreement prior to February 22, 2013, include the following:

•

$366,000 (paid in the form of an award of restricted stock units under the Company’s 2007 Stock Incentive Plan, as amended, and which will vest in full on February 22, 2013 if Mr. Poor has not revoked the New Poor Agreement), as severance pay (an amount equivalent to twelve (12) months of his base salary on the Termination Date plus $61,000 of additional consideration);

•

a pro-rata fiscal 2012 executive incentive plan bonus payment, less all applicable taxes and withholdings, based on the nine (9) full months that Mr. Poor worked in fiscal year ending March 31, 2013, and as determined by the Compensation Committee of the Board of Directors of the Company in its sole and absolute discretion following the Company’s filing of its Annual Report on Form 10-K;

•

an award of 56,666 restricted stock units under the Company’s 2007 Stock Incentive Plan, as amended, which will vest in full on February 22, 2013 if Mr. Poor has not revoked the New Poor Agreement (which is equal to the number of shares of time-based restricted stock awards that Mr. Poor forfeited to the Company on the Termination Date);

•	the accelerated vesting of certain outstanding options to purchase 72,000 shares of the Company’s common stock; and

•	an extension of Mr. Poor’s period to exercise options to purchase 87,000 shares of the Company’s common stock (including the 72,000 accelerated options) until March 1, 2014.

Each restricted stock unit represents the right to receive one share of the Company’s common stock.

In turn, Mr. Poor has agreed to certain restrictive covenants regarding non-competition, non-solicitation and non-disparagement for the period beginning on the Termination Date through December 31, 2013 (except that the non-disparagement obligations do not expire).

If Mr. Poor revokes the New Poor Agreement prior to February 22, 2013, then the Company expects to pay the severance payable to him under the Previous Poor Agreement, subject to his execution and non-revocation of the required legal release.

The foregoing description of the New Poor Agreement is qualified in its entirety by reference to such document, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1.	Severance Agreement dated as of February 14, 2013 by and between the Company and Timothy D. Poor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SUPERCONDUCTOR CORPORATION

Date: February 20, 2013	By:	/s/ David A. Henry
David A. Henry Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Severance Agreement dated as of February 14, 2013 by and between the Company and Timothy D. Poor.